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                                                                   Exhibit 10.12

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO CERTAIN RIGHTS OF OFFSET DESCRIBED IN SECTION 10.8 OF A STOCK PURCHASE AGREEMENT DATED AS OF JULY 31, 1996, TO WHICH MAKER AND PAYEE ARE PARTIES. THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE ALSO SUBJECT TO THE TERMS AND PROVISIONS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF JULY 31, 1996, TO WHICH WASTEQUIP, INC., MAKER, PAYEE AND SANWA BUSINESS CREDIT CORPORATION ARE PARTIES. MAKER WILL MAIL TO THE HOLDER HEREOF A COPY OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR ADDRESSED TO MAKER. ANY PERMITTED ASSIGNEE, TRANSFEREE OR PLEDGEE HEREUNDER SHALL TAKE THIS NOTE SUBJECT TO THE TERMS HEREOF AND THE TERMS OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT.

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, OR QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACTS AND ANY APPLICABLE STATE SECURITIES LAW, OR IT IS ESTABLISHED TO THE SATISFACTION OF WASTEQUIP, INC. THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                         9% NONCONVERTIBLE SUBORDINATED
                                 PROMISSORY NOTE


July 31, 1996
Cleveland, Ohio                                                         $500,000

                  Wastequip Manufacturing Company, an Ohio corporation ("Maker"), hereby promises, pursuant to the terms, conditions and provisions set forth herein, to pay to the order of James D. May, Sr. ("Payee"), at 10000 East Yale Avenue #36, Denver, Colorado 80231 (or at such other address as Payee may designate), the principal amount of Five Hundred Thousand Dollars ($500,000) (unless this Note shall have been surrendered for conversion as hereinafter provided) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

                 1. PAYMENT. The principal amount due hereunder shall be payable to Payee in four (4) consecutive, equal annual installments of One Hundred Twenty-Five Thousand Dollars ($125,000) each, commencing on July 31, 2000, and continuing on each succeeding July 31st, until the entire indebtedness evidenced hereby, together with accrued interest, has been paid in full. Commencing on the date hereof, interest will accrue at the rate of nine percent (9%) per annum (calculated on the basis of a year of 360 days) on the unpaid principal amount of this Note


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outstanding from time to time; PROVIDED, HOWEVER, that if an Event of Default
(as such term is defined in Section 6 below) occurs, then interest on any amount of principal which was not paid when due (whether at stated maturity, by acceleration or otherwise), shall accrue at the rate of eleven percent (11%) per annum (calculated on the basis of a year of 360 days). Interest accrued on the unpaid principal balance of this Note shall be paid in annual installments commencing July 31, 1997, and continue on each succeeding July 31st thereafter until the entire indebtedness evidenced hereby, together with accrued interest, has been paid in full. Any accrued interest which for any reason has not theretofore been paid will be paid in full on the date on which the final principal payment on this Note is paid. This Note is issued pursuant to a Stock Purchase Agreement by and between Maker and Payee dated as of July 31, 1996 (the "Stock Purchase Agreement").

                 2. FORM OF PAYMENTS; PAYMENT CERTIFICATE. Any payment to be made hereunder shall be made in lawful money of the United States of America or by wire transfer of immediately available funds in the manner agreed to by Maker and Payee. At the time Maker makes any payment hereunder, it shall deliver to Payee a certificate signed by the President of Maker certifying that Maker is not then in default under any Senior Indebtedness (as such term is defined in the Intercreditor and Subordination Agreement described in Section 3 of this
Note).

                 3. SUBORDINATION. This Note and the indebtedness evidenced hereby are subject to the terms and provisions of an Intercreditor and Subordination Agreement, of even date herewith (the "Subordination Agreement"), by and among Wastequip, Inc., an Ohio corporation and the sole shareholder of Maker ("Wastequip"), Maker, Payee and Sanwa Business Credit Corporation ("Bank") including, without limitation, the terms and conditions by which the payment of principal and interest on this Note is expressly subordinated to the prior payment of all Senior Indebtedness as defined in the Subordination Agreement (the "Senior Indebtedness"). Payee covenants and agrees that, upon written request from Wastequip or Maker, Payee shall, within three (3) days of receipt of such written request, execute an intercreditor and subordination agreement, in substantially the same form as the Subordination Agreement, in favor of the holder of any Senior Indebtedness, whether such Senior Indebtedness is now existing or is hereafter created, incurred, assumed, acquired or guaranteed. Any permitted assignee or transferee of this Note, by the taking of such Note, shall be deemed to have agreed to be bound by the provisions contained herein and in the Subordination Agreement.

                 4. PREPAYMENT. Subject to the terms and provisions set forth herein and in the Subordination Agreement, this Note may be prepaid in whole or in part at any time without bonus, penalty or premium. Maker shall give Payee at least 30 days advance written notice of any intent to prepay all or a portion of this Note and shall deliver to Payee a copy of the consent of the holders of any Senior Indebtedness to such prepayment on or prior to the date of such prepayment. Any prepayment shall be credited first against accrued interest due and payable hereunder, with any remaining balance credited against principal installments in direct order of maturity.

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                 5. ADJUSTMENT OF NOTE AND RIGHT OF SETOFF. The terms and
provisions of this Note and the rights of Payee are subject to the rights of setoff set forth in Section 10.8 of the Stock Purchase Agreement.

                 6. EVENT OF DEFAULT; ACCELERATION. Each of the following shall constitute an "Event of Default" under this Note:

                  (a) if Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admit in writing its general inability to pay its debts as they become due;
(iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (v) be adjudicated a bankrupt or insolvent; (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors;
(vii) acquiesce to, or fail to have dismissed, within 30 days, any petition filed against it in any involuntary case under such bankruptcy laws; or

                  (b) if Maker shall fail to pay the principal or interest due hereunder as the same becomes due and payable, which failure: (i) is not permitted by the setoff provisions of Section 10.8 of the Stock Purchase Agreement; (ii) is not required by the Subordination Agreement; or (iii) is not remedied by Maker within 10 business days after its receipt of written notice from Payee with respect thereto.

Subject to the terms and provisions of the Subordination Agreement, if an Event of Default occurs, Payee, at its option, may declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable by giving written notice thereof to Maker. In addition, if an Event of Default occurs, Payee shall be reimbursed for its reasonable attorneys' fees and collection costs.

                  7. OPTIONAL ACCELERATION UPON PUBLIC OFFERING. Upon the Closing of a Public Offering (as such term is hereinafter defined), Payee, at its option, may declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable by giving written notice thereof to Maker within 30 days of such Closing of a Public Offering. The "Closing of a Public Offering" shall mean the consummation of the sale by Wastequip of its Common Shares at a price per share at least equal to the "Conversion Price" (as adjusted) (as such term is defined in the 7% Convertible Subordinated Promissory Note in the principal amount of $1,250,000 issued by Maker to Payee concurrently herewith) pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided that such sale yields net proceeds to Wastequip of at least Ten Million Dollars ($10,000,000) and is made pursuant to a firm commitment underwriting.

                 8. NOTICES. All notices, correspondence or other documents to be delivered in connection herewith shall be delivered as follows:

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               (a)         If to Maker or Wastequip, to:

                           Wastequip Manufacturing Company
                           c/o Wastequip, Inc.
                           25800 Science Park Drive
                           Suite 140
                           Beachwood, Ohio 44122
                           Attention:  George L. Schneider

                           With a copy to:

                           Calfee, Halter & Griswold
                           1400 McDonald Investment Center
                           800 Superior Avenue
                           Cleveland, Ohio 44114-2688
                           Attention: Dale C. LaPorte, Esq.

                  (b)      If to Payee, to:

                           James D. May, Sr.
                           10000 East Yale Avenue #36
                           Denver, Colorado 80231

                           With a copy to:

                           Charles H. Jacobs, Esq.
                           950 Cherry Street #900
                           Denver, Colorado 80222


or to such other address as may have been designated in a prior notice. Notices shall be deemed to have been given two business days after being mailed if sent by registered or certified mail, or upon delivery to such address if delivered in person, mailed by regular mail, or sent by courier, telecopy or facsimile.

                 9. GOVERNING LAW. This Note shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the laws of the United States, where applicable, and the laws of the State of Ohio, without regard to the conflict of laws provisions thereof.

                10. SECTION TITLES. The section titles contained in this Note are intended for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

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                11. CANCELLATION. After all principal and accrued interest at any time owed on this Note have been paid in full, in accordance with the terms hereof, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

                12. ASSIGNMENT. Payee shall not give, sell, assign, transfer (by operation of law or otherwise, including transfers pursuant to divorce or separation, but excluding testamentary disposition), pledge, mortgage, hypothecate or otherwise dispose of this Note without the prior written approval of Maker.

                13. AMENDMENT AND MODIFICATION. This Note may not be amended or modified without the prior written consent of the holder or holders of the Senior Indebtedness.


                                    Wastequip Manufacturing Company
                                    ("Maker")


                                    By: /s/ Richard L. Garcia
                                       -----------------------------------------

                                    Title: Chief Financial Officer
                                          --------------------------------------

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